UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 26, 2012, the Company’s Compensation Committee approved for use under the Edgewater Technology, Inc. 2012 Omnibus Incentive Plan a form of non-qualified stock option agreement for executives. The form of option agreement describes, among other things, the methods of exercise for the options and the treatment of the options upon termination of service or upon a change in control. The description of the option form is qualified in its entirety by reference to the complete text of the option form, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On September 28, 2012, Edgewater Technology, Inc. (the “Company”) announced that its Board of Directors voted to 1) extend its common stock repurchase program through September 20, 2013 and 2) increase the current repurchase authorization by an additional $2.6 million (the “Extended Repurchase Program”). A copy of the press release issued by the Company concerning the Extended Repurchase Program is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Edgewater Technology, Inc. Press Release dated September 28, 2012.

99.2	Form of Non-Qualified Stock Option Agreement (Executive) under the 2012 Omnibus Incentive Plan.

* * *

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2012

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)